UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2024 (February 27, 2023)

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

154-09 146th Ave., Jamaica, New York	11434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (718) 978-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 27, 2023, Unique Logistics International, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”), as amended by Amendment No. 1 thereto filed on May 5, 2023 (collectively, the “Report”), to report, among other matters, its acquisition, on February 21, 2023, from Unique Logistics Holdings Limited, a Hong Kong corporation (“ULHK”), of all of the share capital owned by ULHK in each of (i) Unique Logistics International (India) Private Limited, (ii) ULI (North &East China) Company Limited, (iii) Unique Logistics International Co., Ltd, (iv) TGF Unique Limited, (v) Unique Logistics International (H.K.) Limited, (vi) Unique Logistics International (Vietnam) Co., Ltd., (vii) ULI (South China) Limited, and (viii) Unique Logistics International (South China) Limited (collectively the “ULHK Entities”), pursuant to a Stock Purchase Agreement by and between the Company and ULHK, dated as of April 28, 2022, as amended (the “Transaction”). In addition to the acquisition of the ULHK Entities, the Company acquired two companies in the Transaction that are owned by two of the ULHK Entities: Shenzhen Unique Logistics International Limited, 70% of which is owned by Unique Logistics International (H.K.) Limited, and Unique Logistics (Shanghai) Co., Ltd. which is owned by ULI (North & East China) Company Limited.

This Current Report on Form 8-K/A (this “Amendment”) amends and supplements the Report to provide additional information regarding the financial statements of the ULHK Entities filed as exhibits thereto. No other modifications to the Initial Report are being made by this Amendment. This Amendment should be read in connection with the Report, which provides a more complete description of the Transaction.

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Item 9.01. Financial Statements and Exhibits.

The audited financial statements of each of the ULHK Entities filed as exhibits to the Report were audited in compliance with International Auditing Standards or other local auditing standards rather than in compliance with United States Generally Accepted Auditing Standards (“U.S. GAAS”) or the standards of the Public Company Accounting Oversight Board (the “PCAOB”) as required by Rule 3-05 of Regulation S-X as adopted by the U.S. Securities and Exchange Commission (the “SEC”). Such non-compliance with the auditing requirements of Rule 3-05 of Regulation S-X resulted from the Company’s incorrectly interpreting guidance providing that the ULHK Entities’ financial statements were not required to be prepared in accordance with U.S. Generally Accepted Accounting Principles or audited by an audit firm registered with the PCAOB and that the auditor’s reports on such financial statements were not required to refer to PCAOB standards to also mean that the audits did not need to be conducted in accordance with U.S. GAAS.

The Company is not able to obtain new, U.S. GAAS-compliant audits of the ULHK Entities’ financial statements included in the Report without undue hardship and expense primarily because (i) most the audit firms that conducted the prior audits of the ULHK Entities’ financial statements informed the Company that they do not have the ability to conduct audits in accordance with U.S. GAAS and (ii) based on a quote that the Company received from a PCAOB-registered firm that indicated that they would be able to audit the ULHK Entities’ financial statements in accordance with U.S. GAAS, it would cost approximately $600,000, and take approximately four to six months, to obtain the re-audits of the two years of financial statements that would need to be presented. Based on its preparation, and ongoing audit, of the Company’s financial statements to be included in its Annual Report on Form 10-K for the year ended May 31, 2024, which it expects to file with the SEC on or about August 29, 2024, that will include the operations of the ULHK Entities for the full year ended May 31, 2024, the Company does not believe that the re-audit of the ULHK Entities’ financial statements in compliance with U.S. GAAS would result in any material changes to the financial information presented in the Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Date: July 23, 2024	By:	/s/ Sunandan Ray
	Name:	Sunandan Ray
	Title:	Chief Executive Officer

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